EXHIBIT 10.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS

UNITED STATES SECURITIES
AND EXCHANGE COMMISSION,

		Plaintiff,
                                                         CIVIL
	v.                                               ACTION
                                                         FILE NO.
SPIEGEL, INC.,

		Defendant.
CONSENT AND STIPULATION OF
DEFENDANT SPIEGEL, INC.

        A.  Defendant Spiegel, Inc. ("Defendant Spiegel"):
            1. Acknowledges receipt of the Complaint for Permanent Injunction and Other Equitable Relief ("Complaint") filed by Plaintiff U.S. Securities and Exchange Commission ("Plaintiff Commission") in this action, enters a general appearance, admits the jurisdiction of the Court over it and over the subject matter hereof, and waives the filing of an Answer;
            2. Solely for purposes of this proceeding or any other proceeding to which the Commission is a party, and without admitting or denying the allegations of the Complaint, except as to jurisdiction, which is admitted, hereby voluntarily consents to the entry of the attached Partial Final Judgment and Order of Permanent Injunction and Other Equitable Relief ("Partial Final Judgment") against it without further notice;
            3. Enters into this Consent and Stipulation ("Consent") voluntarily and acknowledges that no threats, offers, promises or inducements of any kind whatsoever have been made by the Plaintiff Commission or anyone else in consideration of this Consent;
            4. Waives any right it may have to appeal from the Partial Final Judgment, while reserving its right to contest any additional remedies sought by the Plaintiff Commission pursuant to Paragraph G hereof, and to appeal from any adverse decision concerning any such request for additional remedies;
            5. Understands that the terms of the Partial Final Judgment are enforceable through contempt proceedings;
            6. Agrees that it will not oppose enforcement of the Partial Final Judgment on the ground that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure and waives any objections based thereon;
            7. Agrees that it does not and will not oppose the validity of the attached Partial Final Judgment on any jurisdictional ground;
            8. Waives service upon it of the Partial Final Judgment and agrees that the entry of the Partial Final Judgment by the Court and filing with the Clerk in the United States District Court for the Northern District of Illinois will constitute notice to it of the terms and conditions of such Partial Final Judgment; and
            9. Agrees that the Court shall retain jurisdiction of this matter for all purposes.
        B. Plaintiff Commission and Defendant Spiegel agree that this Consent shall be incorporated by reference into the Partial Final Judgment with the same force and effect as if fully set forth therein.
        C. Plaintiff Commission and Defendant Spiegel waive the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.
        D. Understands and agrees to comply with the Plaintiff Commission's policy "not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings." (17 C.F.R. ss202.5(e)). In compliance with this policy, Defendant Spiegel agrees not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the Complaint or creating the impression that the Complaint is without factual basis. If Defendant Spiegel breaches this agreement, the Plaintiff Commission may petition the Court to vacate the Partial Final Judgment.
Nothing in this provision affects Defendant Spiegel's testimonial obligations or right to take legal positions in litigation in which the Plaintiff
Commission is not a party.
          E. Acknowledges and agrees that this proceeding and its Consent are for the purposes of resolving this proceeding only,in conformity with the provisions of 17 C.F.R. 202.5(f), and do not resolve, affect, or preclude any other proceedings that may be brought against it. Consistent with the provisions of 17 C.F.R. 202.5(f), Defendant Spiegel waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein.
 Defendant Spiegel acknowledges that the Court's entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding.
         F. Waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996 or any other provision of law to pursue reimbursement of attorney's fees or other fees, expenses or costs expended by Defendant Spiegel to defend against this action. For these purposes,Defendant Spiegel agrees that it is not the prevailing party in this action since the parties have reached a good faith settlement.
         G. Agrees that the Court will determine, in a separate hearing, whether it is appropriate to require Defendant Spiegel to pay disgorgement, prejudgment interests and civil penalties, and determine whether it is appropriate to order other equitable relief against Defendant Spiegel.
At that hearing, Defendant Spiegel will be precluded from denying that it engaged in the violations of the federal securities laws alleged in the Complaint.
         H.  Agrees that Stephen J. Crimmins, an attorney with Pepper
Hamilton, LLP in Washington, DC, shall serve as an Independent Examiner.
The Independent Examiner's mandate will be to protect the interests of the minority shareholders of Defendant Spiegel to the extent permitted by law.
In furtherance of this mandate, the Independent Examiner shall review Defendant Spiegel's financial records for the period from January 1, 2000 to date, and shall provide the Court and the parties with a written report within 120 days. The written report shall discuss Defendant Spiegel's financial condition and identify any material accounting irregularities. Until the resolution of this matter or further order of the Court, the Independent Examiner may recommend interim steps, to be approved and ordered by the Court, for the protection of the minority shareholders pending the resolution of this matter.
         I. In furtherance of the Independent Examiner's mandate, Defendant
Spiegel:
            1. Agrees to provide the Independent Examiner with full access to all of Spiegel's non-privileged corporate records;
            2. Agrees to require all Spiegel officers, directors, employees and agents to cooperate fully with the Independent Examiner and to respond to any inquiries or questions by the Independent Examiner;
            3. Agrees that the Independent Examiner shall have the authority to engage in discovery consistent with the Federal Rules of Civil Procedure and the Local Rules for the United States District Court for the Northern District of Illinois, concerning any subject matter relating to the Independent Examiner's mandate;
            4. Agrees to provide the Independent Examiner with reasonable compensation and expense reimbursement in amounts commensurate with the services performed by the Independent Examiner and Defendant Spiegel agrees to be liable for the compensation of the Independent Examiner. Defendant Spiegel shall establish an escrow account, initially funded with $500,000, and will continue to provide additional funds to the escrow account as necessary. The Independent Examiner shall apply to the Court for such compensation and expense reimbursement monthly and such amounts shall be drawn from the escrow account; and
            5. Agrees that the Independent Examiner has the right, subject to the Court's approval, to retain legal, financial and other experts including, but not limited to, the retention of legal counsel and forensic accountants, to assist the Independent Examiner in performing his or her duties and agrees that Spiegel will be liable for the reasonable compensation of such experts.
          J. Agrees that Plaintiff Commission and the Independent Examiner may engage in expedited discovery and responses to discovery requests shall be produced within five (5) business days after service;
          K. Agrees that Plaintiff Commission and the Independent Examiner shall have the right to petition the Court for immediate relief if Plaintiff Commission and/or the Independent Examiner deem that any of Defendant
Spiegel's ongoing activities are not consistent with the company's duties to its minority shareholders; and
          L. Agrees that Plaintiff Commission may present the Partial
Final Judgment to the Court for signature and entry without further notice.
          M. This Consent and Stipulation and the factual allegations of the Complaint shall not be binding on or relied upon by anyone other than the parties hereto.


/s/ William C. Kosturos
--------------------------------
On behalf of Spiegel, Inc.                         Dated: March 6, 2003

Sworn before me this 6th
day of March, 2003

/s/ Noreen P. Pratt
--------------------------------
NOTARY PUBLIC

My Commission expires: August 6, 2005


------------------------
Amy E. Gibson Lum                                  Dated:         , 2003
An Attorney for Plaintiff
Securities and Exchange Commission
175 W. Jackson Boulevard, Suite 900
Chicago, Illinois 60604
Telephone: (312) 353-7390